Exhibit 23.3

CONSENT OF SRK CONSULTING (US), Inc.

The undersigned, SRK Consulting (US) Inc., (“SRK”) hereby states as follows:

Our firm prepared independent technical reports, completed in 2009 and 2012 (the “Technical Reports”), concerning the Mt. Hamilton project currently owned by Mt. Hamilton LLC of Wheat Ridge, Colorado (“MH-LLC”) a controlled subsidiary of Solitario Exploration & Royalty Corp. (“Solitario”). Portions of the Technical Reports are contained, summarized or referenced in the Annual Report on Form 10-K of Solitario for the year ended December 31, 2013, (the “Form 10-K”) filed with the United States Securities and Exchange Commission.

We hereby consent to the reference to our firm under the caption “Experts” in the Registration Statement (Form S-3) and the related Prospectus of Solitario Exploration & Royalty Corp. for the registration of up to $75,000,000 of debt securities, preferred stock, common stock, warrants and units.

SRK Consulting (US), Inc.

/s/ J.B. Pennington Name: J. B. Pennington
Title:	Practice Leader – SRK Reno
Date:	March 25, 2014